EXHIBIT 10 (fa)

                   EVEREST & JENNINGS INTERNATIONAL LTD.
                             STOCK OPTION PLAN


                                 SECTION 1
                            GENERAL PROVISIONS

1.1  PURPOSE

      The purposes of the 1994 Stock Option Plan dated April 25, 1994 (the "Plan") of Everest & Jennings International Ltd. (the "Company") are to promote the interests of the Company and its stockholders by (i) attracting and retaining employees of outstanding ability; (ii) motivating employees by means of performance-related incentives to achieve longer-range performance goals; (iii) providing incentive compensation opportunities which are competitive with those of other major corporations; and (iv) enabling such employees to participate in the long-term growth and financial success of the Company.

1.2  DEFINITIONS

     "Award" -- means a grant or award under the Plan.

     "Board of Directors" -- means the Board of Directors of the Company.

      "Code" -- means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" -- means the Committee appointed to administer the Plan.

      "Common Stock" -- means common stock of the Company, or any stock substituted for such common stock through a recapitalization.

      "Company" -- means Everest & Jennings International Ltd. and its Subsidiaries.

      "Disability Date" -- means the date on which a Participant is deemed disabled under the retirement plan of the Company applicable to the Participant.

      "Employee" -- means an employee, consultant or a member of the Board of Directors of the Company.

      "Fair Market Value" -- means the closing price of the Common Stock on the American Stock Exchange on the date on which it is to be valued hereunder.

      "Normal Retirement Date" -- has the meaning set forth in the retirement plan, if any, of the Company applicable to the Participant.

     "Participant" -- means an Employee who is selected by the Committee to receive an Award under the Plan.

      "Subsidiary" -- means any corporation in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of its stock having voting power.


1.3  ADMINISTRATION

      The Plan shall be administered by the Committee, which shall at all times consist of three or more members, and a majority of which shall be non-management members of the Board of Directors. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. Awards under the Plan shall be confirmed, as appropriate in the discretion of the Committee, by an Award agreement executed by the Committee and the Participant. The Committee's decisions are final and binding upon all parties. By accepting any benefits under the Plan, each Participant, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, the Board of Directors or the Committee.

1.4  ELIGIBILITY

      The Committee shall select the Employees eligible to be Participants in the Plan.

1.5  SHARES RESERVED

      (a) There shall be reserved for issuance pursuant to the Plan from authorized and unissued shares or treasury shares or a combination of both a total of five million (5,000,000) shares of Common Stock of the Company.

      (b) In the event of a stock dividend or split, recapitalization, reclassification, merger, consolidation, spin-off, combination or exchange of shares or similar corporate change, or any distributions to common shareholders other than cash dividends, the Committee may, at its sole discretion, in order to prevent the dilution or enlargement of the values of the shares of Common Stock reserved hereunder, make such substitution or adjustment, if any, as it deems to be appropriate and equitable, as to the number or in kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including the number of outstanding stock options or stock appreciation rights and the price thereof, and the number of outstanding Awards of other types to fairly preserve the intended benefits of the Plan to the Participants and the Company.

1.6  CHANGE OF CONTROL

      In order to maintain the Participants' rights in the event of Change of Control of the Company, as hereinafter defined, the Committee shall, notwithstanding anything to the contrary contained in the Plan, either at the time an Award is made hereunder or at any time prior to or simultaneously with a Change of Control (i) provide for the acceleration of any time periods or waiver of any conditions relating to the exercise or realization of such Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Committee; or (ii) provide for purchase of such Awards, upon the Participant's request, for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such rights had such Awards been currently exercisable or payable; or (iii) cause the Awards then outstanding to be assumed, or new rights substituted therefor which are equivalent to the Awards, by the surviving corporation in such change. The Committee may, in its discretion, include such further provisions and limitations in any agreement entered into with respect to an Award as it may deem equitable and in the best interests of the Company.

     A "Change of Control" shall be deemed to have occurred if:

           (i) Brierley Investments Limited and its affiliates ("BIL") own less than a majority of the Company's voting stock and there has been a change in the composition of the Board of Directors so that a majority of the Board of Directors have been members of the Board of Directors for less than twenty-four months, unless the election of each new director who was not a director at the beginning of the period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period;

           (ii)  any person (including a group as defined in Section  13(d)
(3) of the Securities Exchange Act of 1934) becomes, directly or indirectly, the beneficial owner of 20% or more of the shares of the Company entitled to vote for the election of directors and BIL owns less than a majority of the Company's voting stock;

           (iii) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sales of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event cease to constitute a majority of the Company's Board of Directors; or

           (iv) the Company ceases to be a publicly-owned Company or a sale or other disposition of all or substantially all of the assets and/or common stock and/or preferred stock of the Company occurs.

1.7  WITHHOLDING

      The Company shall have the right to deduct from all amounts paid in cash (whether under this Plan or otherwise) or to require a cash payment of any taxes required by law to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, at the Committee's discretion the participant may be required to pay to the Company the amount of any taxes required to be withheld with respect to such Common Stock or, in lieu, thereof, the Company shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

1.8  NONTRANSFERABILITY

     No Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability or the Participant, except by will or the laws of descent and distribution.

1.9  NO RIGHT TO EMPLOYMENT

      No person shall have any claim or right to be granted an Award, and the grant of any Award shall not be construed as giving a Participant the right to be retained in the employ of the Company. Further, the Company expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

1.10 MISSOURI LAW CONTROLS

      The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Missouri.

1.11 AMENDMENT

      (a) Subject to approval by the Board of Directors, the Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval which shall increase (except as provided in Section 1.5(b) hereof) the total number of shares of Common Stock reserved for issuance pursuant to the
Plan. Notwithstanding anything to the contrary contained herein the Committee may amend the Plan in such manner as may be necessary to conform the Plan with applicable federal and state rules and regulations.

      (b) The Committee may amend, modify or terminate any outstanding Award with the Participant's written consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which a stock option becomes exercisable.

1.12 DIVIDENDS, EQUIVALENTS AND VOTING RIGHTS; CASH PAYMENTS

      Awards may provide the Participant with (i) dividends or dividend equivalents, voting rights and such other stockholder rights as the Committee in its discretion determines to extend to Participants prior to vesting; and (ii) to the extent determined by the Committee, cash payments in lieu of or in addition to an Award.

1.13 SECURITIES LAWS

      The Company shall not be obligated to issue Common Stock pursuant to any Award under the Plan if such issuance would violate any applicable federal or state securities law, or any rule or regulation of any regulatory agency or any certified exchange on which the Common Stock is then listed. Unless rendered unnecessary by reason of registration of the Common Stock under the Securities Act of 1933, any Participant may be required by the Committee to furnish the company with a certificate, satisfactory to counsel for the Company, stating in substance that the Participant is acquiring the Common Stock for investment purposes only and not with a view to, or for sale in connection with, any distribution of the Common Stock. If the Committee determines that the listing, registration or qualification of the Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of Common Stock under the Plan, such registration, qualification, consent or approval shall be effected or obtained prior to such issuance or purchase.

1.14 EFFECT ON OTHER BENEFITS

      The value of an Award is not includable for determining compensation or benefits under any other compensation or benefit plan of the Company.

1.15 EFFECT OF TERMINATION OF EMPLOYMENT ON VESTING

     Except as otherwise provided by the Committee, if a Participant ceases to be an Employee for any reason other than upon the occurrence of a Participant's death (in which case a non-vested Award shall be forfeited one (1) year after the Participant's death), a Participant's rights to any nonvested Award shall be immediately forfeited thirty (30) days after the Participant's termination date; provided, however, the Committee may determine, in its discretion, that any portion of a Participant's nonvested Award shall become vested upon termination of employment. The Committee, at the time of grant of an Award, shall specify such terms and conditions as appropriate for the exercise of any vested Awards following termination of employment.

1.16 EFFECTIVE DATE

      The Plan shall be effective as of April 25, 1994, subject to the approval of the stockholders of the Company. No stock option may be granted more than five years after the effective date of the Plan.


                                 SECTION 2
                               STOCK OPTIONS

2.1  AUTHORITY OF COMMITTEE

      Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom stock options shall be granted, the number of shares to be covered by each stock options and the conditions and limitations, if any, in addition to those set forth in Section 2.3 hereof, applicable to the exercise of the stock options.

2.2  OPTION PRICE

      The Committee shall establish the option price at the time each stock option is granted, subject to Board approval only if the option price is less than Fair Market Value. The option price shall be subject to adjustment in accordance with the provisions of Section 1.5(b) hereof.

2.3  EXERCISE OF OPTIONS

      (a) The Committee may determine that any stock option shall become exercisable in installments and may determine that the right to exercise such stock option as to such installments shall expire on different dates or on the same date.

     (b) The option price of each share as to which an option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such limitations on the tender of Common Stock as the Committee may impose, or by a combination of cash and shares of Common Stock. In addition, the Committee may provide the Participant with assistance in financing the option price and applicable taxes, on such terms and conditions as it determines appropriate.

                   EVEREST & JENNINGS INTERNATIONAL LTD.

                          STOCK OPTION AGREEMENT


     THIS IS A STOCK OPTION AGREEMENT ("Agreement") dated as of August 1, 1994 between EVEREST & JENNINGS INTERNATIONAL LTD., a Delaware corporation (the "Company"), and ___________________ ("Optionee").

THE PARTIES AGREE AS FOLLOWS:

    1.  Grant of Option

     The Company hereby grants Optionee a "non-qualified" option (the "Option") to purchase ______ shares (the "Option Shares") of the Company's Common Stock (the "Common Stock"), at an exercise price of $0.85 per share. This Option is granted pursuant to the Company's 1994 Stock Option Plan dated April 25, 1994 (the "Plan"). The terms and conditions of this Option are those specified in that plan as supplemented by this Agreement. A copy of the Plan is attached to this Agreement. Capitalized terms that appear in this Agreement that are not defined in this Agreement have the meanings given them in Subsection 1.2 of the Plan.

    2.  Type of Options and Taxation

     The Company intends that the Option be a "non-qualified" stock option. Optionee is invited to consult a tax advisor regarding the federal, state and any other income tax consequences associated with exercising this Option and selling or otherwise disposing of Option Shares.

    3.  Term

    This Option shall terminate on the earliest to occur of (a) November 1, 1999, (b) one month after Optionee ceases to be an Employee for reasons other than Optionee's death, or (c) one year after Optionee ceases to be an Employee due to Optionee's death.

    4.  Vesting

         (a) This Option shall not be exercisable to any extent until the earlier to occur of the following:

              (i) 50% will be exercisable on the first day of the second fiscal quarter which follows four consecutive fiscal quarters where the Company's cumulative cash flow is in excess of $1.00. Cash flow will be calculated by taking "Cash used in or provided by operating activities" as shown in the Company's Consolidated Statements of Cash Flows;

              (ii) 50% will be exercisable on the first day of the second fiscal quarter which follows four consecutive fiscal quarters where the cumulative operating profit equals or exceeds $2 million during such quarters. Operating profit will be calculated in a manner consistent with the Company's Consolidated Statements of Operations; and

(the following paragraph (iii) appears only in agreements with employees below level of Vice President):

              (iii) the balance, if any, of the options will become exercisable in full on the earlier of August 1, 1999, or the first day of the second fiscal quarter following the quarter in which the Company achieves a #1 ranking in its industry for customer satisfaction, as determined by an independent survey organization.

(the following paragraph (iii) appears only in agreements with employees at level of Vice President or above):

              (iii) the balance, if any, of the options will become exercisable in full on August 1, 1999.

         (b) Notwithstanding Subsection 4(a), this Option shall become fully exercisable upon a "Change of Control". A "Change of Control" shall be deemed to have occurred if, after this Option was granted:

              (i) Brierley Investments Limited and its affiliates ("BIL") own less than a majority of the Company's voting stock and there is a change in the composition of the Board of Directors of the Company so that a majority of the Board of Directors have been members of the Board of Directors for less than 24 months, unless the election of each new director who was not a director at the beginning of the period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period;

              (ii) any person (including a "group" as defined in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended) becomes, directly or indirectly, the beneficial owner of shares having voting power equal to 20% or more of the total combined voting power of all outstanding shares of the Company entitled to vote for the election of directors and BIL owns less than a majority of the Company's voting stock;

              (iii) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event cease to constitute a majority of the Company's Board of Directors; or

              (iv) the Company ceases to be a publicly-owned Company or a sale or other disposition of all or substantially all of the assets and/or common stock and/or preferred stock of the Company occurs.

         (c) Subsections 4(a) and (b) are subject in all respects to Subsection 1.15 of the Plan. Accordingly, the rules set forth in that Subsection 1.15 that would accelerate the exercisability of this Option or cause the forfeiture of that portion of this Option that had not become exercisable under the circumstances described in that Subsection 1.15, shall prevail over the provisions of Subsections 4(a) and (b) of this agreement.

        5.  Method of Exercise

     This Option shall be exercisable by means of an irrevocable written notice to the Company stating the number of Option Shares with respect to which the Option is then being exercised and containing such representations and warranties as the Company then specifies in accordance with Section 6 of this Agreement. The written notice shall be signed by the Optionee and shall be delivered in accordance with Subsection 10(e) of this Agreement. It shall be accompanied by payment in full of the exercise price for the Option Shares then being purchased, as well as any withholding taxes required to be paid in connection with the exercise. The exercise price shall be paid in cash or by check or, subject to any limitations that the Committee may impose, by delivery of shares of Common Stock valued in accordance with Subsection 2.3(b) of the Plan. Any required withholding taxes shall be paid in cash or by check. However, if the Committee chooses to permit Optionee to pay all of or any portion of the exercise price or any withholding taxes by means of a promissory note (see Subsection 2.3(b) of the Plan) and Optionee elects to take advantage of that opportunity, the exercise notice shall be accompanied by such documents and other items as the Committee then specifies including, without limitation, a promissory note and pledge agreement containing such terms and conditions as are then prescribed by the Committee and stock certificates representing shares pledged to secure that promissory note.

        6.  Restrictions on Issuance and Resale

        (a) Applicable Law. The Company will not be obligated to issue or sell any Option Shares or recognize any sale or other transfer of Option Shares if, in the opinion of the Company or its counsel, such issuance, sale or other transfer might constitute a violation by the Company of any federal, state or other securities or other laws including, without limitation, the Securities Act of 1933, as amended (collectively "Applicable Law"). The Company may, but shall not be obligated to, register or qualify the issuance, sale or other transfer of the Option Shares under any Applicable Law. If the Company or its counsel deems it necessary or advisable, the exercise of this Option or any portion of this Option or the sale of other transfer of any Option Shares will be conditioned upon the receipt by the Company and the accuracy of representations and warranties regarding the Optionee's or transferee's investment intentions, business experience, access to information, ability to absorb financial risk and other matters relevant to the availability of one or more exemptions from the requirement to register or qualify the issuance, sale or other transfer of the Option Shares under any Applicable Law. In addition, the Company may impose stop transfer instructions on Optionee's or such other transferee's right to sell or otherwise transfer Option Shares if the Company or its counsel deems such instructions necessary or advisable in order to comply with any Applicable Law.

         (b) Stock Exchange Requirements. The Company will not be obligated to issue or sell any Option Shares if, in the opinion of the Company or its counsel, such issuance or sale might constitute a violation of any rule of, or listing agreement to which the Company is a party with, any stock exchange.

    7.  Legends on Stock Certificates

     Stock certificates evidencing Option Shares may bear such restrictive legends as the Company or its counsel deems necessary or advisable in order to comply with any Applicable Law.

    8.  Changes in Capital Structure

      In the event of a stock dividend or split, recapitalization, reclassification, merger, consolidation, spin-off, combination or exchange of shares or similar corporate change, or any distributions to common shareholders other than cash dividends, the Committee may, at its sole discretion, in order to prevent the dilution or enlargement of the values of the shares of Common Stock reserved hereunder, make such substitution or adjustment, if any, as it deems to be appropriate and equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including the number of outstanding stock options or stock appreciation rights and the price thereof, and the number of outstanding Awards of other types to fairly preserve the intended benefits of the Plan to the Optionee and the Company.

    9.  Change of Control

     In order to maintain the Optionee's rights in the event of Change of Control of the Company, as hereinafter defined, the Committee shall, notwithstanding anything to the contrary contained in the Plan, either at the time an Award is made hereunder or at any time prior to or simultaneously with a Change in Control (i) provide for the acceleration of any time period or waiver of any conditions relating to the exercise or realization of such awards so that such awards may be exercised or realized in full on or before a date fixed by the Committee; or (ii) provide for purchase of such Awards, upon the Optionee's request, for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such rights had such Awards been currently exercisable or payable; or (iii) cause the Awards then outstanding to be assumed, or new rights substituted therefor which are equivalent to the Awards, by the surviving corporation in such change. The Committee may, in its discretion, include such further provisions and limitations in any agreement entered into with respect to an Award as may deem equitable and in the best interests of the Company.

    A "Change of Control" shall be deemed to have occurred if:

              (i) Brierley Investments Limited and its affiliates ("BIL") own less than a majority of the Company's voting stock and there has been a change in the composition of the Board of Directors so that a majority of the Board of Directors have been members of the Board of Directors for less than 24 months, unless the election of each new director who was not a director at the beginning of the period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period;

              (ii) any person (including a group as defined in Section 13(d) (3) of the Securities Exchange Act of 1934) becomes, directly or indirectly, the beneficial owner of 20% or more of the shares of the Company entitled to vote for the election of directors and BIL owns less than a majority of the Company's voting stock;

              (iii) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sales of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event cease to constitute a majority of the Company's Board of Directors; or

              (iv) the Company ceases to be a publicly-owned Company or a sale or other disposition of all or substantially all of the assets and/or common stock and/or preferred stock of the Company occurs.

        10.  Miscellaneous

         (a) As used in this agreement, the term "Option Shares" includes any and all securities issued with respect to or in exchange for shares of Common Stock.

         (b) Subject to the limitations set forth in Subsection 1.8 of the Plan, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives and successors of the parties.

         (c) Neither this agreement nor the Option confers any rights of employment or continuing employment on Optionee.

         (d) This agreement shall be governed by, and construed in accordance with, the laws of the state of Missouri.

         (e) All notices and other communications under this agreement shall be in writing and shall be deemed given on the date delivered personally or on the second business day following the day on which mailed by certified mail, return receipt requested, or by registered mail, at the following address or such other address as shall be specified by like notice:

If to the Company:                     If to Optionee:

Everest & Jennings International Ltd.  (Optionee's name)
1100 Corporate Square Drive            c/o Everest & Jennings Intl. Ltd.
St.Louis, Missouri   63132             1100 Corporate Square Drive
Attention:  President                  St.Louis, Missouri   63132


         (f) This Agreement, together with the Plan, contain all of the terms and conditions relating to their subject matter. They supersede any and all prior or contemporaneous agreements or understandings regarding that subject matter.

          (g)    This  agreement  may  be  signed  in  counterparts.   Each
    counterpart shall be deemed an original of this Agreement, but all counterparts together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the date that appears in its first paragraph.

                              EVEREST & JENNINGS INTERNATIONAL LTD.

                              By: (BEVIL J. HOGG)
                              Title:  President and Chief Executive Officer


                              OPTIONEE

                              _____________________________________

Attachment

    Everest & Jennings International Ltd. 1994 Stock Option Plan dated April 25, 1994.